                                                                                                                                                                     Exhibit 99.1

Fulgent Genetics Reports Fourth Quarter and Full Year 2017 Financial Results

Fourth Quarter of 2017 Results:

•	Revenue of $4.3 million
•	GAAP loss of $1.8 million, or $0.10 per share
•	Non-GAAP loss of $1.0 million, or $0.06 per share
•	Adjusted EBITDA loss of $952,000

Full Year 2017 Results:

•	Revenue of $18.7 million
•	GAAP loss of $2.7 million, or $0.15 per share
•	Non-GAAP loss of $459,000, or $0.03 per share
•	Adjusted EBITDA of $471,000

TEMPLE CITY, CA, February 28, 2018 —Fulgent Genetics (NASDAQ: FLGT) (“Fulgent Genetics” or the “company”) today announced financial results for its fourth quarter and full year ended December 31, 2017.

Fourth quarter revenue was $4.3 million, a decrease of 27% year over year from $5.9 million in the fourth quarter of 2016. For the full year of 2017, revenue was $18.7 million, compared to $18.3 million in the prior year. GAAP loss for the fourth quarter of 2017 was $1.8 million, or $0.10 per share, and non-GAAP loss was $1.0 million, or $0.06 per share. GAAP loss for the full year 2017 was $2.7 million, or $0.15 per share, and non-GAAP loss was $459,000, or $0.03 per share.

Adjusted EBITDA loss was $952,000 in the fourth quarter of 2017 and adjusted EBITDA was $471,000 for the full year 2017.

Non-GAAP loss and adjusted EBITDA are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

Ming Hsieh, Chairman and Chief Executive Officer, said, “We experienced some challenges this year that impacted our results, including our sales reorganization and initiation of business by our joint venture in China. We are working through these challenges and believe we are well positioned to capitalize on an opportunity to drive growth in 2018.”

“We have remained focused on expanding our test menu and investing in our technology and operations.  We are pleased with the initial traction we have seen with our Beacon carrier screening test and look forward to the launch of our somatic -based cancer test later this year,” continued Hsieh.

Paul Kim, Chief Financial Officer, said, “We saw good momentum in test volume in the fourth quarter, driven by the launch of our Beacon carrier screening test. Due to the timing of revenue recognition on these tests, we largely did not record revenue from these tests during the quarter, which impacted our revenue level for the quarter.  We did, however, record costs from these tests in the quarter, which also impacted our gross margin for the quarter. Looking ahead, we remain focused on investing in our operations, improving automation, and capitalizing on the investments we have made in our sales organization.”

Mr. Kim added, “We will provide an update on our guidance regarding certain financial measures during our investment community conference call to shortly follow the issuance of this press release.”

Conference Call Information

Fulgent Genetics will host a conference call for the investment community today at 4:30 PM ET (1:30 PM PT) to discuss its fourth quarter and full year 2017 results. Press and industry analysts are invited to attend in listen-only mode.

The call can be accessed through a live audio webcast in the Investor Relations section of the company’s website, www.fulgentgenetics.com, and through a live conference call by calling (855) 321-9535 using the conference ID 5299958. An audio replay will be available in the investors section of the company’s website or by calling (855) 859-2056 using passcode 5299958 through March 7, 2018.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth in this press release, including non-GAAP income (loss) and adjusted EBITDA, are non-GAAP financial measures. Fulgent Genetics believes this information is useful to investors because it provides a basis for measuring the performance of Fulgent’s business excluding certain income or expense items that management believes are not directly attributable to the company’s core operating results. Fulgent Genetics defines non-GAAP income (loss) as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus or minus provisions (benefits) for income taxes, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, plus or minus the effect of a corporate tax rate, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. Fulgent Genetics defines adjusted EBITDA as GAAP income (loss) plus or minus interest expense (income), plus or minus provisions (benefits) for income taxes, plus depreciation and amortization, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. For the periods covered by the financial results included in this press release, Fulgent Genetics has added to GAAP income (loss) in order to calculate non-GAAP income (loss) and adjusted EBITDA a non-cash expense incurred in the second quarter of 2016 as a result of the difference between the fair value and the effective issuance price of certain securities issued to a large stockholder in an equity financing completed in May 2016.

Fulgent Genetics may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an inference that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of income (loss) in evaluating the company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with

GAAP, and non-GAAP financial measures as reported by Fulgent Genetics may not be comparable to similarly titled metrics reported by other companies.

About Fulgent Genetics

Fulgent Genetics is a growing technology company with an initial focus on offering comprehensive genetic testing to provide physicians with clinically actionable diagnostic information they can use to improve the quality of patient care. The company has developed a proprietary technology platform that allows it to offer a broad and flexible test menu and continually expand and improve its proprietary genetic reference library, while maintaining accessible pricing, high accuracy and competitive turnaround times. The company believes its test menu, which currently includes approximately 18,000 single-gene tests and more than 850 pre-established, multi-gene, disease-specific panels, offers more genes for testing than its competitors in today’s market, which enables it to provide expansive options for test customization and clinically actionable results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: anticipated growth of the company’s business; the success of the company’s investments in its business, including its technology platform, broad test menu, operational capabilities and sales organization, as well as the timing and extent of the impact of these investments, if any, on the company’s performance; the timing, commercial success and impact on the company’s results of new product launches, including its Beacon carrier screening test and its upcoming somatic-based cancer test; and the company’s ability to capitalize on opportunities to grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the company’s future performance, and they are based on management’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the company’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by any forward-looking statements we make. These risks and uncertainties include, among others: the market potential for, and the rate and degree of market adoption of, the company’s tests and genetic testing generally; the company’s ability to capture a sizable share of the developing market for genetic testing and compete successfully in this market, including its ability to continue to develop new tests that are attractive to the market and otherwise keep pace with rapidly changing technology; the company’s ability to maintain the low internal costs of its business model, particularly as the company makes investments across its business; the company’s ability to maintain an acceptable margin on sales of its tests, particularly in light of increasing competitive pressures that may continue to reduce the company’s sale prices for its tests; risks related to volatility in the company’s results, which can fluctuate significantly from period to period; risks associated with the composition of the company’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of the company’s revenue; the company’s ability to grow and diversify its customer base and increase demand from existing and new customers; the company’s investments in its infrastructure, including its sales organization and operational capabilities, and the extent to which these investments impact the company’s business and performance and enable it to manage any growth it may experience in future periods; the company’s level of success in obtaining coverage and adequate reimbursement from third-party payors for its tests; the company’s level of success in establishing and obtaining the intended benefits from partnerships, joint ventures or other relationships, including its joint venture in China; the company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; risks associated with the company’s international operations; the company’s ability to protect its proprietary technology platform; and general industry, economic, political and market conditions. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The company’s reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2017, are made available on the company’s website upon their filing with the Securities and Exchange Commission. These reports contain more information about the company, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release.

Investor Relations Contacts:

The Blueshirt Group

Nicole Borsje, 415-217-2633, nborsje@blueshirtgroup.com

FULGENT GENETICS, INC.
CONSOLIDATED BALANCE SHEET DATA
December 31, 2017 and 2016
(in thousands)

	December 31,
ASSETS:	2017	2016
Cash and cash equivalents	$6,490	$7,897
Investments in marketable securities	34,877	38,568
Accounts receivable, net	4,005	4,364
Property and equipment, net	7,272	6,234
Other assets	4,307	977
Total assets	$56,951	$58,040

LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and income taxes payable	$2,925	$3,561
Total stockholders’ equity	54,026	54,479
Total liabilities & equity	$56,951	$58,040

FULGENT GENETICS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS DATA
Three and Twelve Months Ended December 31, 2017 and 2016
(in thousands, except per share data)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue	$4,281	$5,854	$18,730	$18,276
Cost of revenue (1)	2,545	1,863	8,551	6,722
Gross profit	1,736	3,991	10,179	11,554

Operating expenses:
Research and development (1)	1,324	818	4,223	3,558
Selling and marketing (1)	1,098	798	4,223	2,469
General and administrative (1)	1,302	1,116	5,133	4,609
Total operating expenses	3,724	2,732	13,579	10,636
Operating income (loss)	(1,988)	1,259	(3,400)	918
Interest income and other income (expense)	97	57	481	(5,386)
Income (loss) before income taxes and equity loss in investee	(1,891)	1,316	(2,919)	(4,468)
Provision for (benefit from) income taxes	(349)	503	(768)	920
Income (loss) before equity loss in investee	(1,542)	813	(2,151)	(5,388)
Equity loss in investee	(233)	-	(510)	-
Income (loss)	$(1,775)	$813	$(2,661)	$(5,388)
Basic and diluted income (loss) per common share:
Continuing operations - basic	$(0.10)	$0.05	$(0.15)	$(1.00)
Continuing operations - diluted	$(0.10)	$0.05	$(0.15)	$(1.00)
Continuing operations:
Weighted average common shares - continuing operations, basic	17,814	17,446	17,739	13,710
Weighted average common shares - continuing operations, diluted	17,814	17,804	17,739	13,710

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$138	$168	$479	$754
Research and development	205	202	807	1,161
Selling and marketing	105	58	318	454
General and administrative	133	107	515	2,285
Total equity-based compensation expense	$581	$535	$2,119	$4,654

FULGENT GENETICS, INC.
Non-GAAP Income (Loss) Reconciliation
Three and Twelve Months Ended December 31, 2017 and 2016
(in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2017	2016	2017	2016
Income (loss)	$(1,775)	$813	$(2,661)	$(5,388)
Provision (benefit) for income taxes	(349)	503	(768)	920
Equity-based compensation expense	581	535	2,119	4,654
Difference in fair value related to May 2016 Financing	-	-	-	5,462
Non-GAAP Tax effect (1)	278	(703)	341	(1,186)
Equity loss in investee	233	-	510	-
Non-GAAP Income (Loss)	$(1,032)	$1,148	$(459)	$4,462
Basic and diluted income (loss) per common share - continuing operations:
Basic	$(0.10)	$0.05	$(0.15)	$(1.00)
Diluted	$(0.10)	$0.05	$(0.15)	$(1.00)
Non-GAAP income (loss) per common share - continuing operations:
Basic	$(0.06)	$0.07	$(0.03)	$0.33
Diluted	$(0.06)	$0.06	$(0.03)	$0.33

Continuing operations:
Weighted average common shares - continuing operations, basic	17,814	17,446	17,739	13,710
Weighted average common shares - continuing operations, diluted	17,814	17,804	17,739	13,710

(1) Tax rates as follows:
Corporate tax rate of 18% and 26% for the three and twelve months ended December 31, 2017, respectively.
Corporate tax rate of 38% and 21% for the three and twelve months ended December 31, 2016, respectively.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three and Twelve Months Ended December 31, 2017 and 2016
(in thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2017	2016	2017	2016
Income (loss)	$(1,775)	$813	$(2,661)	$(5,388)
Interest (income) expense	(115)	-	(457)	-
Difference in fair value related to May 2016 Financing	-	-	-	5,462
Provision (benefit) for income taxes	(349)	503	(768)	920
Equity-based compensation expense	581	535	2,119	4,654
Depreciation and amortization	473	419	1,728	1,170
Equity loss in investee	233	-	510	-
Adjusted EBITDA	$(952)	$2,270	$471	$6,818